Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 2 to the report of Drewrys Brewing Company (the "Company") on Form 10-Q/A for the quarter ended June 30, 2013, as filed with the Securities and Exchange Commission (the "Report"), I, Francis P. Manzo III, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 21, 2014	By: /s/ Francis P. Manzo III
Francis P. Manzo III, President
(Principal Executive Officer and Principal
Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Drewrys Brewing Company and will be retained by Drewrys Brewing Company and furnished to the Securities and Exchange Commission or its staff upon request.